UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

The 2017 Annual Meeting of Stockholders (“Annual Meeting”) was held on June 8, 2017. At the Annual Meeting, our stockholders acted upon the following proposals, which are described in detail in the Proxy Statement:

•	Proposal 1: To re-elect William Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D. to our board of directors to serve as Class I Directors until the 2020 Annual Meeting of Stockholders;

•	Proposal 2: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in the Proxy Statement; and

•	Proposal 3: To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Voting Results

Proposal 1: William Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D. were re-elected as Class I Directors by the following votes:

	“FOR”	“WITHHELD”
William Ashton	2,603,836	2,192,800
Richard Chin, M.D.	2,614,614	2,182,022
Rudolph Nisi, M.D.	2,582,659	2,213,977

In addition, there were 19,754,144 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 3,424,235 votes “FOR,” 1,288,208 votes “AGAINST,” and 84,193 votes to “ABSTAIN.” In addition, there were 19,754,144 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 23,194,593 votes “FOR,” 782,529 votes “AGAINST,” and 573,658 votes to “ABSTAIN.” There were no broker non-votes in connection with this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	June 12, 2017	By:	/s/ Thomas J. Knapp
Thomas J. Knapp Interim General Counsel and Corporate Secretary